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                                                                EXHIBIT (b)(iii)

                        SCUDDER INSTITUTIONAL FUNDS TRUST

                     (FORMERLY BT INSTITUTIONAL FUNDS TRUST)

                            AMENDMENT TO THE BY-LAWS
                            (EFFECTIVE JULY 27, 1999)

      WHEREAS, the Trustees have determined that the casting of a vote by proxy pursuant to written, telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such shareholder is in the best interests of shareholders; now, therefore, be it

RESOLVED, That Article 11 of the Trust's By-Laws are hereby supplemented as follows:

      11.3 Proxies. At any meeting of shareholders, any holder of shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A shareholder may authorize the casting of a vote by proxy pursuant to written, telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such shareholder. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust or one or more Trustees or officers of the Trust. Only shareholders of record shall be entitled to vote. Each full share shall be entitled to one vote and fractional shares shall be entitled to vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, such share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

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WHEREAS, the Trustees have determined that the casting of a vote by proxy pursuant to written, telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such shareholder is in the best interests of shareholders; now, therefore, be it

RESOLVED, That each Trust's By-Laws are hereby amended as follows:

      Article III, Section 4, of the By-Laws is hereby deleted in its entirety and replaced with the following:

      11.3 Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A Shareholder may authorize the casting of a vote by proxy pursuant to written, telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust or one or more Trustees or officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.